UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 29, 2007


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


DELAWARE                                                     88-0219860

(State or other jurisdiction of                              (IRS Employer
Incorporation or organization)                               Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement.

     Synagro Technologies, Inc., a Delaware corporation (the "Company"), announced that it has entered into an Agreement and Plan of Merger dated as of January 28, 2007 (the "Merger Agreement"), with Synatech Holdings, Inc., a Delaware corporation ("Parent") owned by The Carlyle Group, and Synatech, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $.002 per share, of the Company, other than any such shares owned by the Company, Parent or any of their respective subsidiaries, shall be cancelled and shall be converted automatically into the right to receive $5.76 in cash, without interest. Also, pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to acquire shares of Company common stock under any stock option, restricted stock, or incentive plan will be cancelled in exchange for the right to receive, for each share of common stock issuable upon exercise of such option, cash in the amount of the excess, if any, of $5.76 over the exercise price per share of any such option.

     The Company, its subsidiaries, and its representatives are prohibited from, directly or indirectly, soliciting, initiating, encouraging, facilitating, or participating in any discussions or negotiations regarding an acquisition proposal, which includes any offers, proposals, or indications of interest with respect to a merger, consolidation, sale of shares of capital stock or assets, tender offer, exchange offer, or similar transaction which is structured to permit the acquisition of a least 20% of the assets, equity interest in, or business of, the Company and its subsidiaries (an "Acquisition Proposal"), unless, prior to securing stockholder approval of the Merger, the Company's board of directors determines that, after consultation with its advisors, such Acquisition Proposal is, or is reasonably expected to result in, a Superior Proposal (as defined below). The Company will be required to enter into a confidentiality agreement prior to any negotiation or discussions related to such Acquisition Proposal. Under the Merger Agreement, a "Superior Proposal" is a bona fide unsolicited written Acquisition Proposal by a third party to acquire at least a majority of the outstanding common stock of the Company or substantially all of the assets of the Company and its subsidiaries, and which
(i) the Company's board of directors determines in good faith, after consultation with its financial advisor and after taking into account all their terms and conditions of the Acquisition Proposal, to be more than favorable from a financial point of view to the Company's stockholders, and (ii) the Company's board of directors determines is reasonably capable of being consummated.

     Subject to certain limitations, however, if a Superior Proposal exists, the Company's board of directors may, prior to securing stockholder approval of the Merger, approve and recommend the Superior Proposal and, in connection therewith, modify its approval or recommendation of the Merger. If the board of directors determines, after consultation with its advisors, in the exercise of its fiduciary duties, that it has received a Superior Proposal, the board of directors may cause the Company to terminate the Merger Agreement in order to pursue the Superior Proposal. Prior to such termination, the Company must notify Parent of the Superior Proposal, and Parent will have three days from such notification to make a revised offer that the board of directors determines in good faith, after consultation with its advisors, to be at least as favorable to the Company's stockholders.

     The Merger Agreement contains termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, including (i) by the Company approving or recommending an Acquisition Proposal, and (ii) the Company board's withdrawal or modification of its approval of the Merger, the Company may be required to pay Parent a break-up fee equal to $13,900,000. The Company may be required to pay Parent its expenses not in excess of $1,500,000 if the Merger Agreement is terminated due to a breach of the Company's representations, warranties, or covenants. Parent may be required to pay the Company liquidated damages of $13,900,000 and its expenses not in excess of $1,500,000 if the Merger Agreement is terminated due to a breach of Parent's or Merger Sub's representations, warranties, or covenants.

     The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, the approval of a majority of the votes cast by the Company's stockholders entitled to vote thereon (other than those held by Parent and their respective affiliates), and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Merger Agreement also contains customary representations, warranties, and covenants of Parent, Merger Sub, and the Company. The Merger is not subject to a financing condition.

     In connection with the Merger, Carlyle Infrastructure Partners, L.P., a Delaware limited partnership (the "Guarantor"), has executed a Guarantee, dated as of January 28, 2007 (the "Guarantee"), which absolutely, unconditionally and irrevocably, guarantees to the Company any obligations of Parent and Merger Sub to pay liquidated damages and termination expenses pursuant to the terms of the Merger Agreement.

     The foregoing descriptions of the Merger Agreement and Guarantee do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Guarantee, which are filed hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

ADDITIONAL INFORMATION

     In connection with the proposed merger and required stockholder approval, the Company will file a proxy statement with the Securities and Exchange Commission, which will be mailed to the stockholders of Synagro. STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SYNAGRO'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to, if by mail, Synagro Technologies,

Inc., Attn: Investor Relations Department, 1800 Bering, Suite 1000, Houston, TX 77057, or if by telephone, Synagro Technologies, Inc., Investor Relations Department, (713) 369-1700.

     The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger, information regarding the interests of such directors and executive officers was included in the Company's Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the Company's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission's web site at www.sec.gov and from the Company by directing such request to, if by mail, Synagro Technologies, Inc., Attn: Investor Relations Department, 1800 Bering, Suite 1000, Houston, TX 77057, or if by telephone, Synagro Technologies, Inc., Investor Relations Department, (713) 369-1700.


ITEM 9.01.     Exhibits

(c) Exhibits

Exhibit Number    Exhibit Description
--------------    -------------------

     2.1 Agreement and Plan of Merger by and among the Synagro Technologies, Inc., Synatech Holdings, Inc. and Synatech, Inc., dated as of January 28, 2007.

     2.2 Guarantee, dated as of January 28, 2007, by Carlyle Infrastructure Partners, L.P., in favor of Synagro Technologies, Inc.

    99.1 Press Release, dated January 29, 2007, titled "The Carlyle Group to Acquire Synagro Technologies for $5.76 Per Share."

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: January 29, 2007

                                  SYNAGRO TECHNOLOGIES, INC.


                                  By:           /s/ J. PAUL WITHROW
                                       -----------------------------------------
                                          (Senior Executive Vice President &
                                                Chief Financial Officer)

                                  EXHIBIT INDEX

    2.1       Agreement and Plan of Merger by and among the Synagro
               Technologies, Inc., Synatech Holdings, Inc. and Synatech, Inc., dated as of January 28, 2007.

     2.2 Guarantee, dated as of January 28, 2007, by Carlyle Infrastructure Partners, L.P., in favor of Synagro Technologies, Inc.

    99.1 Press Release, dated January 29, 2007, titled "The Carlyle Group to Acquire Synagro Technologies for $5.76 Per Share."